UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 18, 2006
Albertson’s, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6187	82-0184434

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
250 Parkcenter Blvd, P.O. Box 20
Boise, Idaho 83726
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(208) 395-6200
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On May 18, 2006, Albertson’s, Inc. (“Albertsons”) entered into a memorandum of understanding for settlement with the plaintiff in the previously disclosed putative class action lawsuit filed in the Fourth Judicial District of the State of Idaho for the County of Ada captioned Christopher Carmona v. Henry Bryant et al., No. CV-OC-0601251. In connection with executing the memorandum of understanding, which remains subject to definitive documentation and the approval of the court, Albertsons has agreed to provide this disclosure of additional details of the circumstances and events leading up to Albertsons’ execution of definitive agreements relating to the series of proposed transactions (the “Transactions”) that, if approved, will result in the acquisition of Albertsons by a consortium of investors (the “Consortium”) including SUPERVALU INC. (“Supervalu”), an investor group led by Cerberus Capital Management, L.P., and CVS Corporation. The circumstances and events that led to the execution of the definitive agreements relating to the Transactions can be found in a joint proxy statement/prospectus (the “Proxy Statement/Prospectus”) filing made on April 28, 2006, by New Albertson’s, Inc. (a subsidiary of Albertsons) and Supervalu.
As described in the Proxy Statement/Prospectus, on November 30, 2005, Albertsons received a proposal from one of the financial buyer consortia that had indicated an interest in Albertsons (which is referred to in the Proxy Statement/Prospectus and this Report on Form 8-K as “Recapitalization Proposal #1”). Recapitalization Proposal #1 did not involve the acquisition of Albertsons, but rather was a proposal for a significant recapitalization transaction in which (i) Albertsons would agree to acquire a smaller traditional grocery operator affiliated with the proponent in a stock-for-stock transaction, (ii) Albertsons would engage in a leveraged repurchase of 50% of Albertsons’ outstanding common stock at a premium to the then-current trading price, and (iii) the proponent of this transaction would invest $1.0 billion in exchange for a significant equity position in Albertsons, including warrants that would allow it to acquire 10% of Albertsons’ stock in the event that the stock price of Albertsons’ shares doubled from the projected post-tender offer stock price.
As described in the Proxy Statement/Prospectus, Albertsons’ management and legal and financial advisors had discussions with the proponents of Recapitalization Proposal #1 at various times during December 2005. During this time, the proponents of Recapitalization Proposal #1 made three alternative proposals for their recapitalization transaction: (i) that the self-tender offer be conducted at $30 per share, and that their $1.0 billion investment in the equity of Albertsons be at $24 per share; (ii) that the self-tender offer be conducted at $27.50 per share, and that their $1.0 billion investment in the equity of Albertsons be at $27.50 per share (such $1.0 billion investment to be made through the purchase of newly-issued shares from Albertsons or by acquisitions of Albertsons shares in the open market); and (iii) that the self-tender offer be conducted at $30.00 per share, and that their $1.0 billion investment in the equity of Albertsons be at $27.00 per share. Based on the information provided by the proponent, under certain circumstances Recapitalization Proposal # 1 would not result in a “change in control” of Albertsons, as defined in the agreements between Albertsons and various members of its management.
Albertsons’ board of directors considered the various iterations of Recapitalization Proposal #1 in several board meetings taking place during December 2005, as described in the Proxy

Statement/Prospectus. The Albertsons board also considered the potential risks of the various iterations of Recapitalization Proposal #1, including the relative uncertainty of the value that would be delivered to Albertsons stockholders. As compared to the proposal by the Consortium, a smaller percentage of the consideration ultimately received by Albertsons stockholders under Recapitalization Proposal #1 would be cash. In addition, it was uncertain whether the higher trading multiples projected by the proponents of Recapitalization Proposal #1 would actually be achieved. The Albertsons board also considered that the Recapitalization Proposal #1 involved substantial execution risk: the proponents had not performed as much due diligence as the Consortium had, and as a result, Albertsons’ advisors believed that the proposal was substantially less firm than the proposal offered by the Consortium. In addition, the contemplated acquisition that was a part of Recapitalization Proposal #1 would involve the acquisition of a separate publicly traded company that had not yet reviewed or approved the transaction. Recapitalization Proposal #1 also contemplated future divestitures of Albertsons’ non-core assets, and it was uncertain whether these divestitures would be achieved on favorable terms or at all. Finally, aside from the relatively greater risks and uncertainties associated with Recapitalization Proposal #1, Albertsons’ financial advisors calculated that unless there was a significant increase in the company’s trading multiple, the expected aggregate value to Albertsons’ stockholders under Recapitalization Proposal #1 (taking into account the cash to be received in the self-tender offer and the value of the residual equity interests) would be less than the value that would be received by Albertsons’ stockholders under the proposal offered by the Consortium. Although the proponent had experience in the grocery business, the Albertsons board of directors, in view of the foregoing considerations and the considerations described in the Proxy Statement/Prospectus, taken as a whole, believed that Recapitalization Proposal #1 was not as attractive to Albertsons’ stockholders as the proposal offered by the Consortium.
In connection with its review of the proposed Transaction with the Consortium, the Albertsons board of directors noted, among other things, the fact that Goldman, Sachs & Co. (“Goldman Sachs”) and The Blackstone Group L.P. (“Blackstone”) would be entitled to transaction fees that would be payable upon the completion of the Transactions, and that the amount of such transaction fees might have been lower if certain other strategic alternatives, such as Recapitalization Proposal #1, had been pursued. The Albertsons board of directors noted, however, that the fees of Goldman Sachs and Blackstone were based on the value to be received by Albertsons stockholders, and that the compensation paid to Albertsons’ third financial advisor (which had also opined that, as of the date of its opinion, the consideration to be received by Albertsons’ stockholders in the proposed merger with Supervalu was fair from a financial point of view to such holders) was not contingent on the completion of any transaction.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 18, 2006

ALBERTSON’S, INC.
By:	/s/ John R. Sims
	Name:	John R. Sims
	Title:	Executive Vice President and General Counsel